SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act Of 1934
(Amendment No.   )

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BOSTONFED BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
N/A

2)	Aggregate number of securities to which transaction applies:
N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

4)	Proposed maximum aggregate value of transaction:
N/A

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
N/A

2)	Form, Schedule or Registration Statement No.:
N/A

3)	Filing Party:
N/A

4)	Date Filed:
N/A

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803
(781) 273-0300

March 31, 2003

Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of BostonFed Bancorp, Inc., (the “Company”) the holding company for Boston Federal Savings Bank and Broadway National Bank, Burlington, Massachusetts, to be held on April 30, 2003, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The attached Notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent auditors, will be present to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the annual meeting are in the best interests of the Company and its shareholders. It is important that your shares are represented whether or not you attend the meeting and regardless of the number of shares of common stock you own. To make sure that your shares are represented, we urge you to complete and mail the enclosed proxy card. We appreciate your cooperation since a majority of the common stock must be represented at the meeting to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, thank you for your continued interest and support.

Sincerely yours,

David F. Holland Chairman, President and Chief Executive Officer

BOSTONFED BANCORP, INC.
17 New England Executive Park
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 30, 2003

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of BostonFed Bancorp, Inc. will be held on April 30, 2003, at 2:00 p.m., at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts.

     The purpose of the annual meeting is to consider and vote upon the following matters:

1.	The election of three directors to three-year terms of office;

2.	The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Stockholders of record at the close of business on March 7, 2003, are entitled to receive notice of and to vote at the annual meeting and at any adjournments of the meeting. In the event there are not sufficient shares for a quorum or votes to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the annual meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the annual meeting and will also be available at the annual meeting.

     Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas Executive Vice President and Corporate Secretary

Burlington, Massachusetts
March 31, 2003

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT OF BOSTONFED BANCORP, INC.
VOTING AND PROXY PROCEDURE
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
TRANSACTIONS WITH DIRECTORS AND MANAGEMENT
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
MISCELLANEOUS
STOCKHOLDERS PROPOSALS AND NOMINATIONS
APPENDIX A

PROXY STATEMENT
OF
BOSTONFED BANCORP, INC.

     This proxy statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the “Company”), the holding company of Boston Federal Savings Bank (“Boston Federal”) and Broadway National Bank (“Broadway National”), as part of the solicitation of proxies by the Board of Directors to be used at the annual meeting of the Company and at any adjournments thereof (the “annual meeting”). The annual meeting will be held on April 30, 2003, at 2:00 p.m. at the Burlington Marriott, 1 Mall Road, Burlington, Massachusetts. This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders, are first being mailed to record holders on or about March 31, 2003.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

     You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 7, 2003. As of the close of business on that date, a total of 4,429,876 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, recordholders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit to supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.

Attending the Meeting

     If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership as of March 7, 2003, to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     As to the election of directors (Proposal 1), you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to a specific nominee(s). There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. As to the ratification of the appointment of KPMG LLP as independent auditors (Proposal 2) and any other matters that may properly come before the annual meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter(s) will be decided by the affirmative vote of a majority of the votes eligible to be cast on each matter. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

Voting by Proxy

     The Company’s Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2003.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the proxy committee will use its own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the proxy committee on the new meeting date as well, unless you have revoked your proxy. Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Company does not know of any other matters that will be presented for consideration at the meeting.

     You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver another proxy that bears a later date, or attend the annual meeting and vote your shares in person. Your attendance at the annual meeting will not automatically revoke your proxy.

     If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     Proxies solicited should be returned to the Company’s transfer agent, EquiServe. The Board of Directors has designated EquiServe to act as the inspector of election and to tabulate the votes at the annual meeting. EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to the Company.

Participants in the Bank’s ESOP and 401(k) Plan

     If you participate in the Bank’s Employee Stock Ownership Plan (the “ESOP”), or if you hold shares of Company common stock through either the Boston Federal Employee’s Savings & Profit Sharing Plan and Trust or the Broadway National Employee’s Savings & Profit Sharing Plan and Trust (collectively referred to as the “401(k) Plans”), you will receive with this proxy statement a voting instruction card for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to the participant’s plan account. Subject to the exercise of its fiduciary duties, the ESOP trustee will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plans, a participant is entitled to direct the trustee as to the shares credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received as directed by the plan sponsor. The deadline for returning your voting instructions to each of the plan’s trustees is April 28, 2003.

STOCK OWNERSHIP

     The following table provides information as of March 7, 2003, with respect to persons or entities known to the Company to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

				Percent
		Amount and		of
		Nature of		Common
		Beneficial		Stock
Title of Class	Name and Address of Beneficial Owner	Ownership		Outstanding

Common Stock	Boston Federal Savings Bank	567,818	(1)	12.8%
	Employee Stock Ownership Plan ("ESOP")
	17 New England Executive Park
	Burlington, Massachusetts 01803
Common Stock	Bruce S. Sherman	410,288	(2)	9.3
	Gregg J. Powers
	Private Capital Management, L.P.
	8889 Pelican Bay Blvd.
	Naples, Florida 34108
Common Stock	Jeffrey L. Gendell	378,100	(3)	8.5
	Tontine Partners, L.P.
	Tontine Financial Partners, L.P.
	Tontine Associates, L.L.C
	Tontine Management L.L.C.
	Tontine Overseas Associates, L.L.C.
	55 Railroad Avenue, 3rd Floor
	Greenwich, Connecticut 06830
Common Stock	Thomson Horstmann & Bryant, Inc	269,300	(4)	6.1
	Park 80 West/Plaza Two
	Saddle Brook, New Jersey 07663
Common Stock	David F. Holland	260,918	(5)	5.9
	17 New England Executive Park
	Burlington, Massachusetts 01803
Common Stock	Dimensional Fund Advisers Inc	230,700	(6)	5.2
	1299 Ocean Avenue - 11th Floor
	Santa Monica, California 90401

(1)	Includes 533,185 shares that have been allocated to participants’ accounts and 34,633 shares that have not been allocated to participants’ accounts. Under the terms of ESOP, the ESOP trustee will vote all shares allocated to participants’ accounts in the manner directed by the participants. Subject to its fiduciary duty, the ESOP trustee will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which they have received timely voting instructions from participants.
(2)	Based upon information in a Schedule 13G filed jointly on February 18, 2003, with the U.S. Securities and Exchange Commission (“SEC”). According to this filing, Bruce S. Sherman has sole voting and investment power with respect to 16,800 shares and shared voting and investment power with respect to 393,488 shares, and Private Capital Management, L.P. and Gregg J. Powers have shared voting and investment power with respect to 393,488 shares.
(3)	Based on information contained in an amended Schedule 13G filed jointly on February 3, 2003, with the SEC. According to this filing, Jeffrey L. Gendell has sole voting and investment power with respect to 5,000 shares and shared voting and investment power with respect to 373,100 shares, Tontine Partners, L.P. has shared voting and investment power with respect to 34,540 shares, Tontine Financial Partners, L.P. has shared voting and investment power with respect to 289,700 shares, Tontine Associates, L.L.C. has shared voting and investment power with respect to 3,600 shares, Tontine Management, L.L.C. has shared voting and investment power with respect to 327,840 shares, and Tontine Overseas Associates, L.L.C. has shared voting and investment power with respect to 42,260 shares.

(4)	Based upon information in an amended Schedule 13G filed on January 9, 2003. According to this filing, Thomson Horstmann & Bryant, Inc. has sole voting power with respect to 140,400 shares, sole investment power with respect to 269,300 shares and shared voting power with respect to 0 shares.
(5)	Represents shares over which Mr. Holland has the following: sole voting power with respect to 3,113 shares; sole investment power with respect to 14,737 shares; and shared voting power with respect to 99,144 shares. Also represents 143,924 shares that may be acquired by Mr. Holland pursuant to exercisable stock options.
(6)	Based upon information in a Schedule 13G filed on February 7, 2003. Represents shares over which Dimensional Fund Advisers has sole voting and investment power.

     The following table sets forth information as of March 7, 2003, about the shares of the Company’s common stock that may be considered to be beneficially owned by each nominee for director of the Company, by each executive officer named in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

			Number of
			Shares That May
			Be	Percent of
			Acquired Within	Common
	Number of		60 Days By	Stock
	Shares Owned		Exercising	Outstanding
Name	(excluding options)		Options	(1)

David P. Conley	32,241	(2)	24,000	1.26%
Richard J. Fahey	3,551	(3)	3,000	*
Patricia M. Flynn, Ph.D.	4,851	(3)	3,000	*
David F. Holland	116,994	(2)	143,924	5.70
Kija Kim	1,653	(4)	2,000	*
Joanna T. Lau	2,103	(4)	2,000	*
Shaun W. McGee	2,556		9,000	*
John D. Mullen	2,537		9,000	*
W. Russell Scott, Jr.	1,603	(4)	2,000	*
John A. Simas	75,387	(2)	35,924	2.49
Catherine Friend White	1,703	(4)	2,000	*
All Executive Officers and Directors as a Group (19 persons)	358,497	(5)	402,386	15.75

*	Represents less than 1% of shares outstanding

(1)	Based upon 4,429,876 shares of common stock outstanding as of March 7, 2003, plus the number of shares of common stock that such person has the right to acquire within 60 days after March 7, 2003, by exercising options.
(2)	Does not include 1,700, 13,576, and 20 common stock share equivalents credited to the accounts of Messrs. Conley, Holland and Simas, respectively, under the Defined Contribution Restoration Plan, which is described elsewhere in this proxy statement.
(3)	Includes unvested shares of restricted common stock in the following amounts: Mr. Fahey, 1,000 and Dr. Flynn, 1,000, that were awarded under the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the “Incentive Plan”). Such awards vest at a rate of 500 shares per year. Each participant currently has voting, but not investment, power as to the unvested shares.
(4)	Includes unvested shares of restricted common stock that were awarded under the Incentive Plan in the following amounts: Ms. Kim, 800; Ms. Lau, 800; Mr. Scott, 800; and Ms. White, 800. Such awards vest at a rate of 200 shares per year and began vesting on April 30, 2002. Each participant currently has voting, but not investment, power as to the unvested shares.
(5)	Includes a total of 6,800 shares awarded under the Incentive Plan as to which voting may be directed.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight directors, who also serve as directors of Boston Federal and Broadway National. The Board is divided into three classes, with approximately one-third of the directors elected each year.

     On December 31, 2002, Gene J. DeFeudis retired from the Board and effective on such date, the Board reduced its size to eight members to eliminate the vacancy that his retirement created.

     The three nominees proposed for election at this annual meeting to serve for a three-year term or until their respective successors have been elected and qualified, are Patricia M. Flynn, Ph.D, W. Russell Scott and Catherine Friend White. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. If any nominee is unable to serve or declines to serve for any reason, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unwilling or unable to serve.

The Board of Directors recommends that you vote “FOR” the election of all nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2002. There are no family relationships among the directors and/or executive officers.

Board Nominees for Election as Directors:

     The following persons have been nominated for terms to expire in 2006 or until their respective successors are elected and qualified:

     Patricia M. Flynn, Ph.D. is Trustee Professor of Economics and Management and former Dean of the McCallum Graduate School of Business at Bentley College, Waltham, Massachusetts. Dr. Flynn has served on the Company’s Board since 2000. Age 52.

     W. Russell Scott, Jr. currently is retired. From 1994 to 2001 he was President and Chief Executive Officer of First Financial Trust, NA , a federally chartered bank specializing in investment management, trust administration, and financial planning. In 1992, Mr. Scott retired as Vice President and Chief Financial Officer of New England Telephone Company. Mr. Scott has served on the Company’s Board since 2001. Age 65.

     Catherine Friend White is the President and Senior Portfolio Manager of FinArc, LLC, which she established in 1990. FinArc offers money management services to individuals, corporate retirement plans and foundations. Ms. White has served on the Company’s Board since 2001. Age 46.

Directors Continuing in Office:

     The following directors have terms ending in 2004:

     David F. Holland is the Chairman of the Board, President and Chief Executive Officer of the Company, Chairman and Chief Executive Officer of Boston Federal and Chairman of Broadway National. Mr. Holland has served on the Company’s Board since 1995, on Boston Federal’s Board since 1986 and on Broadway National’s Board since 1997. Age 61.

     Joanna T. Lau is the Chief Executive Officer and Chairman of LAU Technologies of Littleton, Massachusetts, a consulting investment company, which serves the defense, biometrics, and security software industries. Ms. Lau has served on the Company’s Board since 2001. Age 44.

The following directors have terms ending in 2005:

     David P. Conley is Executive Vice President, Assistant Secretary and Assistant Treasurer of the Company, President of Boston Federal and President and Chief Executive Officer of Broadway National. Mr. Conley has served on the Company’s Board since 1995, on Boston Federal’s Board since 1992 and on Broadway National’s Board since 1997. Age 59.

     Richard J. Fahey is a Principal of Trammel Crow Company, Inc., a diversified commercial real estate services company. Mr. Fahey has served on the Company’s Board since 2000. Age 50.

     Kija Kim is co-founder, President and Chief Executive Officer of Harvard Design and Mapping Company, Inc. of Cambridge, Massachusetts, which specializes in Geographic Information Systems technology and the development of computer mapping software and applications for environmental, transportation and risk management. Ms. Kim has served on the Company’s Board since 2001. Age 61.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through regular and special meetings and its committees. The Board of Directors of the Company meets quarterly and has additional meetings as needed. During fiscal 2002, the Board of Directors of the Company held seven (7) meetings. All of the directors of the Company attended at least 75% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during 2002. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     Audit and Compliance Committee. The Audit and Compliance Committee of the Company currently consists of Patricia M. Flynn, Ph.D., Joanna T. Lau and W. Russell Scott, who are all outside directors. The purposes of this committee are to review financial statements and scope of the annual audit, monitor financial and accounting controls, recommend appointment of the independent auditor and review management’s actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance Committee of the Company met six (6) times in 2002.

     The Company has been reviewing its corporate governance policies and practices. This includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the American Stock Exchange.

     Nominating Committee. The Company’s Nominating Committee for the 2003 annual meeting consists of Kija Kim, Joanna T. Lau and Richard J. Fahey. The committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders. The Company’s Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Corporate Secretary of the Company. The shareholder’s notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws. Article II, Section 1 of the Bylaws govern eligibility to qualify as a director. The information provided must establish the nominee’s qualifications under these Bylaw provisions. The Nominating Committee met once in 2002.

     Executive Committee. The Company’s Executive Committee consists of Patricia M. Flynn, Ph.D, David P. Conley and David F. Holland. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee did not meet during 2002.

     Compensation Committee. The Compensation Committee of the Company and the Personnel Committees of Boston Federal and Broadway National (collectively, the “Compensation Committee”) currently consist of Joanna T. Lau, Richard J. Fahey and Catherine Friend White. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Banks. The Compensation Committee of the Company met three (3) times in 2002.

Directors’ Compensation

     Directors’ Fees. Members of the Board of Directors of the Company receive an annual retainer of $5,000 and a fee of $500 for each Board meeting attended and a fee ranging from $250-$500 for each committee meeting attended. Directors of Boston Federal are currently paid an annual retainer of $5,000 and a fee of $500 for each Board meeting attended and a fee ranging from $250-$500 for each committee meeting attended. Broadway National’s Directors are paid an annual retainer of $1,000 and a fee of $250 for each Board or committee meeting attended. Members of management who are also directors do not receive any director compensation.

     Incentive Plans. The Company maintains two plans, the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the “Incentive Plan”) and the BostonFed Bancorp, Inc. 1997 Stock Option Plan, approved by shareholders, under which all directors of the Company and the banks are eligible to receive awards of shares of common stock or options to purchase Company common stock with dividend equivalent rights (“DERs”). The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary stock dividend declared by the Company on shares of common stock subject to an option. In 2000, Dr. Flynn and Mr. Fahey joined the board of directors and were awarded non-statutory options to purchase 5,000 shares and stock awards for 2,500 shares of common stock under the Incentive Plan. The exercise price for these stock option awards is $13.82 per share. Their stock awards and stock options began vesting at 20% per year on October 15, 2000. In 2001, Mmes. Kim, Lau and White and Mr. Scott joined the board of directors and were awarded non-statutory options to purchase 5,000 shares and stock awards for 1,000 shares of common stock under the Incentive Plan. The exercise price for these stock option awards is $21.80 per share. Their stock awards and stock options began vesting at 20% per year on April 30, 2002. All stock option and stock awards granted under the Incentive Plan will vest immediately upon termination due to death, disability, retirement or a change in control. Each participant currently has voting power as to the unvested stock award shares.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following information is furnished for the chief executive officer and the other four highest paid executive officers of the Company, Boston Federal and Broadway National who received a salary and bonus of $100,000 or more during the year ended December 31, 2002.

					Long-Term Compensation

		Annual Compensation(1)			Awards		Payouts

				Other	Restricted	Securities		All
				Annual	Stock	Underlying		Other
Name and	Fiscal	Salary	Bonus	Compen-	Awards	Options/	LTIP	Compen-
Principal Positions	Year	($)	($)	sation(2)	($)(3)	SARs(#)(4)	Payouts(5)	sation(6)

David F. Holland	2002	$407,500	$16,809	—	—	—	—	$61,133
Company Chairman, President & CEO;	2001	388,500	60,023	—	—	—	—	87,151
Boston Federal Chairman & CEO;	2000	360,000	81,000	—	—	—	—	87,600	(6)
Broadway National Chairman

David P. Conley	2002	242,500	20,158	—	—	—	—	31,971
Company Director and Executive VP;	2001	225,000	31,078	—	—	—	—	45,661
Boston Federal Director &	2000	210,000	54,469	—	—	—	—	48,120	(6)
President; Broadway National Director, President & CEO

John A. Simas	2002	187,500	20,508	—	—	—	—	23,836
Company and Boston Federal CFO,	2001	177,000	27,103	—	—	—	—	34,088
Executive VP & Secretary;	2000	165,000	50,257	—	—	—	—	37,601	(6)
Broadway National CFO, Executive VP & Director

Shaun W. McGee	2002	183,000	36,080	–	–	–	–	22,142
Company VP & President of Forward	2001	175,000	45,760	–	–	–	–	20,616
Financial.(7)	2000	165,000	121,000	–	–	–	–	12,690	(6)

John D. Mullen	2002	173,000	980	–	–	–	–	23,535
Company VP &	2001	165,000	13,480	–	–	–	–	20,225
Senior VP of Forward Financial.(7)	2000	155,000	30,000	–	–	–	–	95,842	(6)

(1)	Salaries reported under Annual Compensation include amounts deferred by the executive officer pursuant to the Boston Federal 401(k) Plan or the Forward Financial 401(k) Plan. Bonuses reported under “Annual Compensation” are reported in the year earned, regardless of when paid. Bonuses to Messrs. Holland, Conley and Simas were paid pursuant to the Boston Federal STIP as described later in this document. Bonuses paid to Messrs. McGee and Mullen were paid pursuant to individualized incentive plans, based on the profitability of Forward Financial and the Company and certain other factors.
(2)	For 2002 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3)	Pursuant to the Incentive Plan, Messrs. Holland, Conley and Simas were awarded 65,000, 39,000 and 26,000 shares of common stock in 1996. Such awards have been vesting at a rate of 20% per year, and the final installment vested on April 15, 2001. When awards vested and were distributed, the recipients also received an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(4)	See discussion and table under “Stock-Based Incentive Plans” elsewhere in this proxy statement.
(5)	For 2002, 2001 and 2000, there were no payouts under any long-term incentive plan.
(6)	For 2002, such amounts (a) include $3,667, $3,667, $3,143, $1,977 and $4,472 contributed by the respective banks’ 401(k) plans to Messrs. Holland, Conley, Simas, McGee and Mullen, respectively; (b) $22,038, $22,038, $20,666, $20,165 and $19,063 representing the value of shares allocated under the Boston Federal ESOP for the benefit of Messrs. Holland, Conley Simas, McGee and Mullen, respectively; and (c) $35,428, $6,306 and $32 for Messrs. Holland, Conley and Simas, respectively, representing the value of benefits accrued in 2002 for each in the Defined Contribution Restoration Plan.
(7)	Forward Financial is a wholly owned subsidiary of Boston Federal.

     Employment Agreements. The Company and Boston Federal maintain employment agreements with Messrs. Holland, Conley, Simas, McGee and Mullen (individually, the “Executive”) to ensure that the Company and Boston Federal will be able to maintain a stable and competent management team. The continued success of the Company and Boston Federal depends to a significant degree on the skills and competence of Messrs. Holland, Conley, Simas, McGee and Mullen.

     The Company’s employment agreements with Messrs. Holland, Conley and Simas provide for a three-year term of employment. The agreements of Messrs. McGee and Mullen are for a two-year term of employment. The agreements extend on a daily basis until either the Executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed three-year term for Messrs. Holland, Conley and Simas and becomes a fixed two-year term for Messrs. McGee and Mullen. Under the employment agreements, the base salary of the Executive is set by the Compensation Committee and reviewed annually by the Board of Directors. As of January 1, 2003, the base salaries for Messrs. Holland, Conley, Simas, McGee and Mullen are $422,500, $251,500, $194,500, $190,000 and $179,500, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other certain employee fringe benefit programs applicable to executive personnel.

     Each of the agreements provide that the Company or Boston Federal, as applicable, may terminate the Executive’s employment for cause, as described in the respective agreements, at any time. In the event that either the Company or Boston Federal terminates the Executive’s employment for reasons other than for cause, or in the event the Executive terminates employment with the Company or Boston Federal upon any: (a) notice to the Executive of non-renewal of the term of the agreement, (b) failure to re-elect the Executive to the Executive’s current or higher offices; (c) a demotive change in the Executive’s functions, duties or responsibilities; (d) relocation of the Executive’s principal place of employment by more than 25 miles; (e) reduction in compensation benefits or perquisites being provided to the Executive under the agreement; (f) liquidation or dissolution of the Company or Boston Federal; or (g) breach of the agreement by the Company or Boston Federal, then the Executive or, in the event of the Executive’s death, the Executive’s beneficiary will receive an amount equal to the remaining compensation and STIP payments and benefits that would have been made on the Executive’s behalf to any employee benefit plans of the Company, Boston Federal or Forward Financial during the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one-year non-competition agreement.

     Under the agreements, if, following a change in control of the Company or Boston Federal, the Executive’s employment involuntarily terminates, the Executive voluntarily terminates employment at any time during the term of the agreement as a result of any demotion, loss of title, office or significant authority, reduction in compensation or benefits or relocation of Executive’s principal place of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive or, in the event of the Executive’s death, the Executive’s beneficiary would receive a severance payment equal to three (3) times for Messrs. Holland, Conley and Simas and two (2) times for Messrs. McGee and Mullen the greater of: (i) the Executive’s average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or Boston Federal would also continue Messrs. Holland, Conley and Simas’s life, pension, medical, dental, and disability coverage for thirty-six months and the Company, Boston Federal or Forward Financial would also continue Messrs. McGee and Mullen’s similar benefit coverage for twenty-four months.

     Section 280G of the Internal Revenue Code (the “Code”) provides that severance payments that equal or exceed three (3) times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed. The Boston Federal agreements limit payments under the agreements in connection with a change in control to $1 less than the Executive’s parachute limitation under Section 280G of the Code.

     Payments to the Executive under the Boston Federal employment agreement are guaranteed by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements will be paid by the Company or Boston Federal if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and Boston Federal shall indemnify the Executive to the fullest extent allowable under Delaware and federal law, respectively.

     Stock-Based Incentive Plans. The Company maintains the 1996 Stock-Based Incentive Plan and the 1997 Stock Option Plan, which provide discretionary stock-based awards to officers and key employees, as determined by a committee of at least two non-employee directors.

     Short Term Incentive Plan (STIP). Boston Federal and Broadway National maintain STIPs. The purpose of these plans is to provide cash incentive bonuses upon the achievement of objective performance goals to reward achievement and further align management’s interests with that of stockholders. The criteria used for 2002 were certain performance ratios of the Company, specifically Earnings Per Share (EPS), Customer Service and various personal business or departmental goals. Targeted goals were set for each criteria and percentage payouts established for reaching or exceeding the specified goals. Forward Financial has individualized plans for senior management focused on profitability and the attainment of measurable business goals. Awards under these plans are included in the “Bonus” column of the “Summary Compensation Table.”

     The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the executive officers named in the “Summary Compensation Table” as of December 31, 2002. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the common stock.

AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information regarding option exercises during the year ended December 31, 2002, and unexercised stock options for each individual as of December 31, 2002. None of the following officers were granted any stock options during the year ended December 31, 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired		Fiscal Year End(#)		Fiscal Year End($)(1)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable

David F. Holland	16,076	$259,627	143,924	—	$2,052,356	—
David P. Conley	10,000	175,797	30,190	—	430,509	—
John A. Simas	13,000	193,002	43,962	—	626,898	—
Shaun W. McGee	—	—	9,000	6,000	109,170	72,780
John D. Mullen	—	—	9,000	6,000	109,170	72,780

(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on December 31, 2002, less the option exercise price (the last trading day in 2002). Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

     Pension Plan. Boston Federal and Broadway National participate in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan for employees (the “Pension Plan”). The following table indicates the annual retirement benefit that would be payable under the Pension Plan to a participant who retires at age 65 and elects to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, the benefit is reduced by 3% at the time the benefit is distributed for each full year the participant retires before reaching age 65. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.

	Years of Credited Service(1)
Final Average
Earnings	15	20	25	30	35

$ 75,000	$22,500	$30,000	$37,500	$45,000	$52,500
100,000	30,000	40,000	50,000	60,000	70,000
125,000	37,500	50,000	62,500	75,000	87,500
170,000	51,000	68,000	85,000	102,000	119,000
200,000(2)	60,000	80,000	100,000	120,000	140,000
300,000(2)	90,000	120,000	150,000	180,000	210,000
350,000(2)	105,000	140,000	175,000	210,000	245,000
400,000(2)	120,000	160,000	200,000	240,000	280,000
450,000(2)	135,000	180,000	225,000	270,000	315,000

(1)	The maximum allowable salary for 2002 is $200,000. As of December 31, 2002, Messrs. Holland, Conley, Simas, McGee and Mullen had 28 years, 33 years, 24 years, 6 months and 6 months, respectively, of credited service (i.e., benefit service).
(2)	Messrs. Holland, Conley, and Simas participate in the Defined Benefit Restoration Plan, which is described below. The table reflects the combined benefits of the Defined Benefit Plan and the Defined Benefit Restoration Plan for incomes in excess of the limits allowed under the pension plan.

     Defined Contribution and Benefit Restoration Plans. Boston Federal maintains a Defined Contribution Restoration Plan (“DCRP”) and a Defined Benefit Restoration Plan (“DBRP”) for its senior executive employees. The purpose of these plans is to restore benefits that would have been received under Boston Federal’s defined benefit and defined contribution plans but for limitations imposed by federal tax limitations. Messrs. Holland, Conley and Simas participate in these plans. Payments under these plans are guaranteed by the Company.

     The DCRP is an excess benefit plan that provides benefits that would have been received under Boston Federal’s 401(k) plan and ESOP but for qualified plan benefit and contribution limitations. The DCRP provides participants with the incremental amount to match the participant’s 401(k) contributions and the incremental benefits that would have been credited to the participant’s ESOP account that could not be made by reason of federal limitations on qualified plans. The dollar amount of benefits received under the DCRP is converted to Company common stock equivalent shares based upon the average of the high and low price on December 31 of each year. These common stock equivalent shares are then credited to the participant’s DCRP account. The annual income reflecting the credits made under the DCRP is reflected under the “All Other Compensation” column of the “Summary Compensation Table.”

     The DBRP functions in a similar manner. It restores to participants the value of benefit service that would have been credited under the defined benefit pension plan, but for qualified plan limitations. Participants thus earn pension benefits determined by the pension plan formulas without regard to defined benefit income limitations. The amount of combined total pension benefits from both the pension plan and the DBRP is reflected in the pension plan table. Boston Federal is contractually obligated by the DBRP to pay to each participant upon retirement the difference between the actual benefit paid by the pension plan and the benefit that would have been paid without qualified plan limitations. The DBRP also functions to remove the defined benefit plan limitations on the death benefit payout to the pension plan. The death benefit is thus restored to the pension plan formula benefit without regard to qualified plan limitations. The DBRP also serves to mitigate any reduction in benefits caused by an early retirement after age 55, as described under the Pension Plan.

Committee Reports

     The reports of the Compensation Committee and Audit and Compliance Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

     The Compensation Committee is comprised of three directors. Gene J. DeFeudis served on the Compensation Committee until his retirement. Catherine Friend White has replaced Mr. DeFeudis as a member of the Compensation Committee.

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

     The Company’s, Boston Federal’s and Broadway National’s executive compensation policies ensure competitive compensation levels to retain and attract capable management. The compensation policies were adopted by the Company, Boston Federal and Broadway National for use in determining compensation levels in subsequent years. Short Term Incentive Plans (“STIPs”) were adopted by Boston Federal (not including Forward Financial) in 1997, and Broadway National in 1998, which measure specific objective financial performance results and other factors upon which to base payouts to executives and other employees. Payouts under these plans are reflected in the Bonus column of the “Summary Compensation Table.”

     Executive salary levels of Boston Federal, Broadway National and Forward Financial were reviewed in December 2002 and certain increases approved in accordance with the General Policy detailed below. The primary quantitative measurements utilized in the December 2002 compensation review were such measurements as earnings per share and return on equity, as well as the performance of the Company’s stock relative to comparable financial institutions.

     General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

     The Compensation Committee shall review executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base their recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of consultants or other compensation experts.

     The Company participates in salary surveys each year to obtain contemporaneous compensation data. The Company engaged The IFM Group, compensation and benefits consultants, to review the salary structure of the executive officers of the Company and its banks in relation to peer institutions operating primarily within the northeast region of the United States.

     In preparation of comparative compensation data, factors most similar to the Company are evaluated. Corporate considerations include asset size, type of operation, corporate structure, and geographic location. Considerations for management are scope and similarity of positions, experience, and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely, and reliable data that permits the Committee to evaluate compensation and make recommendations to the Boards of Directors.

     The Chief Executive Officer of Boston Federal evaluates the performance of all Boston Federal (including Forward Financial) executive officers reporting to him and the President of Boston Federal evaluates the performance of all executive officers reporting to him. The Chief Executive Officer of Broadway National evaluates the performance of all Broadway National executive officers. The Company’s Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

     The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the respective Boards of Directors of Boston Federal and Broadway National. Upon review, the Boards of Boston Federal and Broadway National then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

     Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, short-term cash incentives, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, defined benefits restoration plan, defined contribution restoration plan, and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants’ level of compensation under set guidelines provided for in such plans. Benefits under the ESOP and 401(k) plan are also subject to limitations imposed by ERISA. The defined benefits and contribution restoration plans, described elsewhere in this document, restore to participants those benefits limited by tax regulation under the ESOP, 401(k) and retirement plans. Short-term cash incentives are determined primarily by the objective criteria in the STIP.

     Chief Executive Officer. The salary of the Chief Executive Officer was reviewed in December 2002 and set at $422,500 effective January 2003. In determining the Chief Executive Officer’s salary level, the Compensation Committee reviewed an independent survey by the IFM Group. The survey material indicated that the new salary of the Chief Executive Officer was comparable to other financial institutions. The Chief Executive Officer earned a STIP bonus in 2002 which was paid in February 2003. Total cash compensation of the Chief Executive Officer was below the average paid at comparable financial institutions as indicated by the data in the IFM Group compensation survey.

     When reviewing the 2002 performance of the Chief Executive Officer, the Committee considered the financial performance of the Company during 2002 focusing on earnings per share and return on equity. The Committee also considered the performance of the Company’s stock compared to others over the last twelve months. A detailed Stock Performance Graph is contained in this proxy statement.

     The goal of the above referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Compensation Committee

Richard J. Fahey
Joanna T. Lau

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently or has been at any time since the beginning of the last fiscal year an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company, Boston Federal or Broadway National serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s, Boston Federal’s or Broadway National’s Board of Directors or Compensation Committee.

     Since the Company’s inception in 1995, it has had a Code of Conduct. The Company requires all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that the Company’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. During 2002, all of the Company’s directors, senior and middle management were required to certify that they reviewed and understood the Code of Conduct. In addition, all officers and senior level executives were required to certify as to any actual or potential conflicts of interest involving them and the Company, of which there were none. The Company also provides training for its employees on the Code of Conduct and their legal obligations.

     Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Sarbanes-Oxley Act of 2002 will require companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place, and will monitor any rules adopted by the Securities and Exchange Commission to determine whether it needs to modify the Company’s process.

     Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return on the Company’s common stock based on the market price of the common stock with the cumulative total return of companies in the American Stock Exchange and the Media General Industry Custom Peer Group Index for the period beginning as of the close of business on December 31, 1997, through December 31, 2002. The graph was derived from historical data and, as a result, may not be indicative of possible future performance of the Company’s common stock. The data was supplied by CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Total return assumes the reinvestment of all dividends.

Comparative Total Returns

BostonFed, AMEX Stock Market and AMEX Stock Savings Institutions

	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002

BostonFed Bancorp, Inc.	$100.00	$81.90	$75.70	$103.00	$122.10	$138.50
AMEX Stock Market (US Companies)	$100.00	$107.30	$141.60	$131.40	$122.30	$99.90
AMEX Stocks (Savings Institutions)	$100.00	$70.40	$68.40	$79.10	$102.10	$132.00

               Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on December 31, 1997.

Audit and Compliance Committee Report

     The Audit and Compliance Committee (the “A/C Committee”) of the Company’s Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The Board of Directors has determined that each A/C Committee member is independent in accordance with the listing standards of the American Stock Exchange.

     The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The A/C Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

     In this context, the A/C Committee has met and held discussions with management and the independent auditors. Management represented to the A/C Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the A/C Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The A/C Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     In addition, the A/C Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the A/C Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

     The A/C Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The A/C Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In performing all of these functions, the A/C Committee acts only in an oversight capacity. In its oversight role, the A/C Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The A/C Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the A/C Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

     In reliance on the reviews and discussions referred to above, the A/C Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The A/C Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors.

The A/C Committee

Patricia M. Flynn, Ph.D.
Joanna T. Lau
W. Russell Scott, Jr.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of such reports of ownership furnished to the Company and written representations provided to it from individuals required to file the reports, the Company believes that during the past fiscal year, each of its executive officers and directors has complied with all applicable reporting requirements with a few exceptions. An option exercise by Mr. Simas on October 25, 2002, for the purchase of 8,038 shares was not reported until December 31, 2002. The sale by Ms. Forster of 500 shares on July 25, 2002, and the sale of 1,567 shares on July 26, 2002, was not reported until August 30, 2002. The cashless exercise of 5,000 shares by Mr. Kellett on May 5, 2002, was not reported until July 26, 2002.

TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

     The recently enacted Sarbanes-Oxley Act generally prohibits loans by the Company to its executive officers and directors. However, the Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations restrictions on such loans. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. In addition, loans made to a director or executive officer in an amount that, when aggregated with all other loans to such person or his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank’s capital surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

PROPOSAL 2. RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

     The Company’s independent auditors for the fiscal year ended December 31, 2002, were KPMG LLP. The Company’s Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Banks and the Company for the year ending December 31, 2003, subject to ratification of such appointment by the shareholders. Representatives of KPMG LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the annual meeting.

     If the ratification of the appointment of auditors is not approved by a majority of votes cast by shareholders at the annual meeting, other independent public auditors will be considered by the Board of Directors.

     The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditors.

     The following table sets forth the fees billed to the Company for the fiscal year ending December 31, 2002 and 2001 by KPMG LLP:

	2002	2001

Audit Fees	$215,000	192,000
All Audit Related Fees:
Employee benefit plan audits	21,000	20,000
Tax returns, tax estimates, tax compliance work and tax consultation	54,550	60,050
Real Estate Investment Trust state tax appeal	4,274	—
Other accounting assistance	—	31,038

Total All Other Fees	$294,824	303,088

     The A/C Committee believes that the non-audit fees paid to KPMG LLP are compatible with maintaining KPMG LLP’s independence.

MISCELLANEOUS

     The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company or its subsidiaries, who will not be specially compensated for such activities. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain vote instructions from such beneficial owners, and will reimburse them for their reasonable expenses in doing so. The Altman Group, a proxy solicitation firm, will be paid a fee of $3,500, plus out-of-pocket expenses to assist the Company.

     A copy of the Form 10-K (without exhibits) for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders of record upon written request to John A. Simas, Corporate Secretary, BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, MA 01803.

STOCKHOLDERS PROPOSALS AND NOMINATIONS

     To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2004 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this proxy statement not later than December 2, 2003. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

     The Company’s Bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting and to nominate persons for election to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

     The advance notice by shareholders must include the shareholder’s name and address, as they appear on the Company’s record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. Additionally, in the case of nominations to the Board of Directors, certain information regarding the nominee must be provided, including information establishing that a nominee satisfies the eligibility requirements contained in the Bylaws. Such qualifications generally consist of requirements that any Board member or nominee: (1) reside in a county in which the Company or its Banks maintain a banking office or a county contiguous to any such county or have significant business ties to such counties; (2) not be affiliated with a competing financial institution; and (3) not have been the subject of any past criminal or regulatory sanctions. Additionally, agents of or persons acting in concert with any non-qualified person also would be ineligible for nomination. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. For example, assuming that the 2003 Annual Meeting of Shareholders will be held on April 30, 2004, and that notice was given by the Company at least 100 days in advance of this meeting, then to properly bring business before such meeting, a shareholder must give written advance notice to the Corporate Secretary of the Company no later than January 30, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Simas Executive Vice President and Corporate Secretary

Burlington, Massachusetts
March 31, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

Audit and Compliance (A/C)
Committee Charter

BostonFed Bancorp, Inc. (BFD)
Boston Federal Savings Bank (BFSB)
Broadway National Bank (BN)

17 New England Executive Park
Burlington, MA 01803

March 2003

I.	Statement of Purpose

The Audit and Compliance Committee (A/C Committee) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. Senior management has primary responsibility for the Company’s financial reporting, risk management, internal operations, establishment of policies, internal controls and compliance. The A/C Committee’s primary duties and responsibilities are to:

A.	Monitor the integrity of the Company’s financial reporting processes, risk management systems and internal controls regarding finance, accounting, regulatory and legal compliance.

B.	Monitor the independence and performance of the Company’s independent auditors and the Internal Audit and Compliance departments.

C.	Provide an avenue of communication among the independent auditors, management, the internal auditor, the compliance officer, and the Board of Directors.

D.	Review the information and disclosure documents required by the U.S. Securities and Exchange Commission (S.E.C.), rules and regulations to be included in the Company’s periodic reports.

While the A/C Committee has the responsibilities and powers set forth in this charter, it is not the duty of the A/C Committee to plan and conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Organization

A.	Members

A/C Committee members are chosen by a majority vote of the Board of Directors. If a chairperson is not appointed by the Board of Directors, the A/C Committee shall select a chairperson by majority vote. The A/C Committee will be composed of at least three independent outside directors, each of whom should, at the time of appointment, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the A/C Committee shall be a “Financial Expert”, as defined by the applicable rules and regulations of the S.E.C. Members will be free of any relationships that, in the opinion of the Board of Directors, would compromise their independence and such individuals shall, at a minimum, satisfy the independence and qualifications, standards and requirements of the appropriate stock exchange and the S.E.C. requirements.

B.	Meetings

The A/C Committee will meet at least four times per year, including a planning meeting with the independent auditors. Special meetings may be called as deemed necessary by the A/C Committee chairperson, a majority of the A/C Committee, or the Chairman of the Board of Directors. All meetings shall require at least a 48-hour notice unless waived by Committee members. Meetings may be held telephonically or by other electronic means. A quorum shall be present and declared when a majority of A/C Committee members are in attendance. A quorum shall not be defeated by members excusing themselves for a portion of the meeting.

A planning meeting will be held with the independent auditors annually, on a timely basis, to discuss their responsibilities, independence and the scope of the upcoming audit. A post-audit meeting will be held with the A/C Committee and/or the full Board of Directors to review with management and the independent auditors the results of the annual audit.

C.	Minutes

Minutes will be prepared for all A/C Committee meetings. Minutes of each meeting will be distributed to, and approved by, the members of the A/C Committee to ensure their accuracy. The approved minutes will be distributed to the Board of Directors.

III.	Responsibilities

The A/C Committee, as part of its oversight, has responsibilities regarding: Financial Reporting and Risk Management; Internal Audit; Compliance and Quality Control; and Corporate Governance. The A/C Committee Meeting Agenda Matrix, provides guidelines for the schedule of these activities.

A.	Financial Reporting and Risk Management

1.	In consultation with management, the independent auditors, and the internal auditors, consider the adequacy and integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

2.	Independently or in conjunction with the Board of Directors, review the results of Safety & Soundness and Compliance examinations performed by the applicable regulatory agencies.

3.	Discuss with management and the independent auditors:

a)	the existence, accounting and monitoring of special or complex transactions or special purpose entities, including the potential impact of off balance sheet items;
b)	the overall control environment, including key business information systems, and the criteria upon which these are based;
c)	the Company’s process of assessing major risks and how they respond to identified risks;
d)	the areas of judgment and how they came to their decisions in these areas; and
e)	all material changes in accounting issues that require disclosure in the financial statements, and any Financial Accounting Standards Board or regulatory pronouncements that have a material impact on the Company.

4.	Meet periodically with the chief risk officer, or his or her equivalent, to understand relevant risks facing the Company and how those risks are monitored for possible financial reporting implications.

5.	On at least an annual basis, review any legal or income tax matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries or notices received from regulators or governmental agencies.

6.	Independently, or in conjunction with the Board of Directors, assess whether the Company has an appropriate business continuity plan and whether that plan has been tested.

7.	Prior to the Company’s release of quarterly earnings, meet with management, the internal auditor, and the independent auditors to review the financial statements, discuss any appropriate issues such as significant changes in accounting policies, judgment on significant accounting estimates or any other appropriate issues and the press release. In occasional instances when it is not possible to have a meeting, the Chairperson, or if necessary, an A/C Committee member in lieu of the Chairperson, should have such discussions with management and the independent auditors and report on such discussions to the full A/C Committee or Board of Directors at the next meeting. However, if as a result of their quarterly review, the independent auditors discover any material issues, the A/C Committee must meet with the independent auditors to resolve any such issues prior to the release of quarterly earnings, in accordance with Statement on Auditing Standards No. 100 “Interim Financial Information.”

8.	Ensure that the independent auditors are performing an interim review under Statement on Auditing Standards No. 100 “Interim Financial Information” before the Company files its Form 10-Q. If significant events, transactions and changes in accounting estimates have affected the quality of the Company’s financial reporting, and these were considered by the independent auditors in performing the quarterly review, the independent auditors must attempt to discuss that effect with the A/C Committee or at least its Chairperson before the Company files its Form 1O-Q.

9.	Prior to the Company’s filing its annual report on Form 10-K, review the results of the audit performed by the independent auditors. As part of this review, the independent auditors should discuss with the A/C Committee the auditor’s judgments about the quality, not just the acceptability, of the financial reporting. Review significant findings of the independent auditors and recommendations for improvement along with management’s responses.

10.	Provide for the proxy statement a report from the A/C Committee disclosing whether the A/C Committee has:

a)	reviewed and discussed with management the audited financial statements;
b)	discussed with the independent auditors all matters required by Statement on Auditing Standards No. 61, No. 89 and No. 90 “Communications with Audit Committees”;

c)	received and reviewed written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1; and
d)	has assessed and discussed with the independent auditors the independence of their firm.

Based on the reviews and discussions referred to above, recommend to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K.

11.	Provide an annual written report to the Board of Directors outlining the A/C Committee activities during the prior year.

B.	Internal Audit

1.	Review and approve management’s appointment of the Internal Auditor and participate in the Internal Auditor’s annual performance review.

2.	Review the internal audit function, including proposed audit plans (including information technology), budget, and organizational structure as well as coordination with the independent auditors. The A/C Committee should ensure that the Company has an adequately staffed, professional internal auditing function.

3.	Review a summary of completed audits, follow-up of prior audits, and a progress report on the audit plan at each meeting. Inquire as to where improvements can be made.

4.	Review management’s evaluation of the adequacy of the internal control structure, Internal Audit staff and the extent to which recommendations made by the independent auditors, internal auditors and regulators have been implemented.

5.	Ascertain that the Internal Auditor reports directly to the A/C Committee without undue influences from management.

6.	Provide an opportunity for the internal auditors to meet with the Committee in executive session without members of management present.

C.	Compliance and Quality Control

1.	Review and approve management’s appointment of the Compliance Officer and participate in Compliance Officer’s annual performance review.

2.	Review scope of compliance and quality control function and ensure that the Company has an adequate staff which is properly trained.

3.	Independently, or in conjunction with the Board of Directors, evaluate management’s procedures for monitoring compliance with the Code of Ethics.

4.	Review a summary of the completed compliance and quality control reports and the follow-up of any outstanding items. Inquire as to where improvements can be made.

5.	Ascertain that the Compliance Officer reports directly to the A/C Committee without undue influence from management.

6.	Provide an opportunity for the Compliance Officer to meet with the A/C Committee in executive session without other members of management present.

D.	Corporate Governance

1.	Review the A/C Committee charter annually and recommend modifications to the charter to the Board of Directors as needed. Ensure that the A/C Committee charter appears in the Company’s proxy statement at least once every three (3) years as required by applicable rules of the S.E.C.

2.	Ensure all items contained within this charter are accomplished by utilizing and completing the Meeting Agenda Matrix.

3.	At least once every two years, perform an assessment of the A/C Committee performance using the A/C Committee Self-Assessment Tool. This assessment will include a review of A/C Committee member qualifications and independence against the applicable exchange criteria, and the solicitation of the views of the independent auditors. Report the results to the full Board.

4.	At least annually, review with management and the independent auditors best practices of audit committees.

5.	Report the major results of A/C Committee meeting discussions and activities to the full Board at its next meeting.

6.	As members of the A/C Committee, participate in continuing education to enhance understanding of relevant audit, compliance and related matters.

7.	Ensure that the independent auditors submit a formal written statement regarding relationships and services that may affect objectivity and independence and obtain a statement from the independent auditors that their firm does not have any relationships nor has it performed or is expected to perform any services which would compromise its objectivity and independence. Discuss any such relationships with the independent auditors as applicable.

8.	Review and evaluate on an annual basis and recommend to the Board of Directors engagement of an independent public accounting firm, including a review of the engagement letter and fee. The independent public accounting firm chosen will be ultimately accountable to the Board of Directors and the A/C Committee as representatives of the shareholders.

9.	Approve in advance all permissible non-audit services to be completed by the independent auditors. Such approval process will ensure that the independent auditors do not provide any non-audit services to the Company or any of its subsidiaries that are prohibited by law or regulation.

10.	Review and approve the independent auditors responsibilities and audit plan, including scope, staffing and reliance on management and the Internal Auditor.

11.	Obtain in writing from the independent auditors all communications required by current professional standards, and confirm the receipt of these communications.

12.	Meet quarterly in executive session with the independent auditors without members of management present.

13.	Conduct any investigation appropriate to fulfilling the A/C Committee’s responsibilities. The A/C Committee has direct access to the independent auditors and unrestricted access to Company personnel and documents and will be provided the reasonable resources necessary to discharge its responsibilities. The A/C Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

14.	Review and approve all material related-party transactions in accordance with auditing standards.

15.	The A/C Committee shall determine the Company has a policy and applicable procedures in place to receive from employees and others, complaints or concerns regarding accounting, internal accounting controls or auditing matters. Such policy shall make it clear such communications may be made by employees confidentially and/or anonymously.

16.	The A/C Committee shall determine the Company has a Code of Ethics Policy in effect which incorporates the requirements of the Sarbanes – Oxley Act of 2002 and make such Policy available to the public.

17.	The A/C Committee shall receive and appropriately act on any report from an attorney, acting on behalf of the Company and appearing and practicing before the S.E.C., who reasonably believes that there is evidence of a material violation of Securities Law, breach of fiduciary duty, or similar violation as defined by the Sarbanes-Oxley Act of 2002.

DETACH HERE	ZBFE82

VOTING INSTRUCTION CARD

BOSTONFED BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 30, 2003
2:00 p.m. Eastern Daylight Saving Time

     The undersigned hereby authorizes and instructs the trustees for the Boston Federal Savings Bank Employees’ Savings and Profit Sharing Plan, the Boston Federal Savings Bank Employee Stock Ownership Plan and the Broadway National Bank Employees’ Savings and Profit Sharing Plan (collectively referred to as the “Benefit Plans”) to vote all shares of Common Stock of the Company which the undersigned is entitled to vote through the Benefit Plans at the Annual Meeting of Shareholders, to be held on April 30, 2003, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BOSTONFED BANCORP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR VOTING INSTRUCTION CARD BY MAIL	ZBFE81

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Nominees:	(01) Patricia M. Flynn, Ph.D., (02) W. Russell Scott Jr., and (03) Catherine Friend White

FOR ALL	☐	☐	VOTE WITHHELD FROM ALL

FOR ALL EXCEPT ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of KPMG LLP as Independent auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2003.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT ☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PRIOR TO APRIL 28, 2003 IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTING INSTRUCTION CARDS RECEIVED AFTER APRIL 28, 2003 WILL NOT BE TABULATED.

The undersigned acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2003 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card.

Plan Participant Signature:	Date:

DETACH HERE	ZBFD82

PROXY

BOSTONFED BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 30, 2003
2:00 p.m. Eastern Daylight Saving Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of BostonFed Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 30, 2003, at 2:00 p.m. Eastern Daylight Saving Time, at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

     This proxy is revocable and will be voted as directed. If you sign, date and return this proxy card without giving voting instructions, your shares will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy Committee Members in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BOSTONFED BANCORP, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZBFD81

☒	Please mark votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

Nominees:	(01) Patricia M. Flynn, Ph.D., (02) W. Russell Scott Jr., and (03) Catherine Friend White

FOR ALL	☐	☐	VOTE WITHHELD FROM ALL

FOR ALL EXCEPT ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)
		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of KPMG LLP as Independent auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2003.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT ☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2003 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature:	Date:	Signature:	Date: